UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 17, 2008
S1 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

705 Westech Drive, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 7.01. Regulation FD Disclosure.
On June 17, 2008, an article was published in The National based in part on an interview with Steve Kirrage, General Manager of Postilion — Middle East, a division of S1 Corporation (the “Company”). The article contains forward-looking information about Postilion. The Company wishes to clarify that (i) it does not generally give guidance beyond the current fiscal year, solely with respect to segments such as Postilion or divisions thereof, or on a regional basis, and (ii) Mr. Kirrage’s statements were intended to refer to Postilion’s future growth rates in the Middle East market, rather than Postilion’s overall growth rate. The Company can give no assurances that Postilion’s Middle East division will grow at the rates stated in the article. The information set forth in this Item 7.01 shall not be deemed an admission as to the accuracy or materiality of any information in the article. The information set forth and incorporated by reference in this Item 7.01 is furnished and not filed.
A copy of the article is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference herein.
Investors should refer to the Company’s periodic filings with the SEC for information regarding the Company’s business and operating and financial performance. The Company assumes no responsibility for, and undertakes no obligation to correct or update, inaccurate media reports regarding the matters referred to herein or other matters, except to the extent required by law.
Statements in this Form 8-K that are not historical, including statements regarding Postilion’s potential future growth rates, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. The Company disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise except to the extent required by law.
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.

(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
99.1	Article published on June 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
Date: June 19, 2008	By	/s/ John Stone
John Stone
Chief Financial Officer